Exhibit 3.2

Adopted as of February 10, 2026

BYLAWS

OF

VME COMPANIES, INC.

ARTICLE I

OFFICES

SECTION 1.01. Registered Office. The registered office of VME Companies, Inc. (the “Corporation”) in the State of Texas shall be at 3300 S. Broadway Avenue, Suite 205, Tyler (Smith County) Texas 75701, and the name of the Corporation’s registered agent at such address is VME Process, Inc.

SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Texas as the sole director of the Corporation or the Board of Directors of the Corporation (in each case, the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.01. Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of shareholders need be held if all actions, including the election of directors, required by the Business Organizations Code of the State of Texas (the “Business Organizations Code”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

SECTION 2.02. Special Meetings. Special meetings of shareholders for any purpose or purposes may be called by the Board or the Chairman of the Board of the Corporation (the “Chairman”), the President or the Secretary of the Corporation or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

SECTION 2.03. Notice of Meetings.

(a) Except as otherwise provided by law, written notice of each annual or special meeting of shareholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of shares entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the “Secretary”) shall have received from any shareholder a written request that notices intended for such shareholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such shareholder shall be mailed to the address designated in such request.

(b) Notice of a special meeting of shareholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of shareholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of shareholders shall state the purpose or purposes of such meeting.

SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of shareholders need not be given to any shareholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of shareholders need be specified in any written waiver of notice thereof. Attendance of a shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

SECTION 2.05. Adjournments. Whenever a meeting of shareholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Formation of the Corporation (the “Certificate of Formation”), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of shareholders, the shareholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

SECTION 2.07. Voting. Each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Except as otherwise provided by law or the Certificate of Formation, when a quorum is present at any meeting of shareholders, the vote of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

SECTION 2.08. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express, in writing, consent to or dissent from any action of shareholders without a meeting may authorize another person or persons to act for such shareholder by proxy. Such proxy shall be filed with the Secretary before such meeting of shareholders or such action of shareholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

SECTION 2.09. Shareholders’ Consent in Lieu of Meeting. Any action required by the Business Organizations Code to be taken at any annual or special meeting of shareholders, and any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Formation or these Bylaws directed or required to be exercised or done by shareholders.

SECTION 3.02. Number and Term of Office. The number of directors shall be one (1) or such other number as shall be fixed from time to time by the Board. Directors need not be shareholders. Directors shall be elected at the annual meeting of shareholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.03. Resignation. Any director may resign at any time by delivering his written resignation to the Corporation. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04. Removal. Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof.

SECTION 3.05. Vacancies. Any vacancy in the Board, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the shareholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

SECTION 3.06. Meetings.

(a) Annual Meetings. As soon as practicable after each annual election of directors by the shareholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the “President”), the Secretary or a majority of the Board shall from time to time determine.

(c) Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Texas as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e) Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Formation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

1) the Chairman;

2) the President; or

3) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more directors. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Formation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 21.155 of the Texas Business Organizations Code, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), approving a plan of merger (including a consolidation) under Chapter 10 of the Business Organizations Code, recommending to the shareholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to authorize a distribution, to authorize the issuance of shares, or to approve a parent-subsidiary (short-form) merger under Section 10.006 of the Business Organizations Code. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

SECTION 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one (1) or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Formation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents or such other officers as shall be determined by the Board with such power and authority as conferred by the Board. Any two or more offices may be held by the same person.

SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

SECTION 4.03. Term of Office, Resignation and Removal.

(a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b) Any officer may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by Corporation. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 4.05. The Chairman. The Chairman shall have the power to call special meetings of shareholders, to call special meetings of the Board and, if present, to preside at all meetings of shareholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of shareholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”). He shall keep in safe custody the certificate books and shareholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

SECTION 5.02. Execution of Proxies. The Chairman, the President or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

SECTION 6.01. Uncertificated Shares. The Corporation shall issue shares in uncertificated form. The Corporation shall not issue stock certificates unless specifically requested by a shareholder upon written request by such shareholder to the secretary of the Corporation. The Corporation shall provide to the record holders of such shares a written statement of the information required by the Business Organizations Code to be included on stock certificates. In the event that the Corporation issues shares of stock represented by certificates pursuant to a shareholders request, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the Business Organizations Code and shall be signed by the officers of the Corporation in the manner permitted by the Business Organizations Code.

SECTION 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares, the number of shares owned by each person, firm or corporation, the date of issuance thereof and, the certificate number, in the event of certificated shares, and in the case of cancellation of a certificate, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

SECTION 6.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, in the event of certificated shares, upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a share power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

SECTION 6.04. Registered Shareholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

SECTION 6.05. Addresses of Shareholders. Each shareholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such shareholder, and, if any shareholder shall fail to so designate such an address, corporate notices may be served upon such shareholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such shareholder.

SECTION 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing shares.

SECTION 6.07. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action. A determination of the shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

SECTION 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Texas”.

ARTICLE VIII

FISCAL YEAR

SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

AMENDMENTS

SECTION 9.01. Amendments. Any Bylaw (including these Bylaws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of shareholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereof.